EXHIBIT 99.1

Northwest Bancorporation, Inc. Announces First Quarter 2010 Financial Results

SPOKANE, Wash., April 22, 2010 (GLOBE NEWSWIRE) -- Northwest Bancorporation, Inc. (the "Company") (OTCBB:NBCT), the bank holding company for Inland Northwest Bank (the "Bank" or "INB"), today reported financial results for the quarter ended March 31, 2010.

Net income for the first quarter of 2010 was $586 thousand, compared to a loss of $256 thousand reported for the first quarter of 2009. After dividends on preferred stock and related accretion adjustments totaling $169 thousand, the net income available for common shareholders was $417 thousand compared to a loss of $343 thousand for the same quarter last year.

Earnings (loss) per diluted share available for common shareholders for the first quarters of 2010 and 2009 were $0.17 and -$0.14, respectively.  For the year-to-date 2010 and 2009, return on average assets was 0.42% and -0.26%, respectively, and return on average equity was 4.91% and -3.20%, respectively.

Randall L. Fewel, President & CEO of both the Company and the Bank, said, "We are extremely pleased with our first quarter results. After five consecutive quarters of losses, it is gratifying and encouraging to report a profit of $586 thousand."

Fewel said, "The Company saw improvement in net interest income and noninterest income during the first quarter. The net interest margin improved to 4.04% from 3.40% for the comparable quarter last year. Noninterest income was 1.01% of average assets in the first quarter versus 0.83% in 2009."

The Bank expensed $500,000 during the first quarter into the Allowance for Loan Losses (the "ALLL") compared to $1,180,000 during the first quarter of 2009. Net charge-offs were $407 thousand for the first quarter this year versus $464 thousand in the first quarter of 2009. As of March 31, 2010, the Bank's ALLL was $7.2 million, or 2.28% of gross loans, compared to $5.5 million, or 1.62% of gross loans, as of March 31, 2009.

As of March 31, 2010 the Company had assets of $398.2 million, an increase of $4.5 million, or 1.2%, compared to December 31, 2009 and a decrease of $1.0 million, or 0.2%, compared to March 31, 2009.  Deposits at March 31, 2010 were $343.3 million and net loans were $307.6 million, an increase of $5.6 million, or 1.6%, compared to December 31, 2009, and $11.9 million, or 3.6%, compared to March 31, 2009.  Net loans decreased $6.5 million, or -2.1%, since year-end and decreased $24.5 million, or -7.4%, year-over-year.

The Bank's nonperforming assets were $12.4 million at quarter end, representing 3.13% of total assets. Nonperforming assets ("NPAs") are defined as loans on which the Bank has stopped accruing interest, foreclosed real estate and other repossessed assets. NPAs at the end of 2009 were $15.3 million representing 3.90% of total assets, and at March 31, 2009, NPAs were $16.6 million, representing 4.16% of total assets.

"Reducing the level of nonperforming assets continues to be our top priority," Fewel said. "Although I wish we could speed up the process, these things take time and I am pleased with the steady progress we have made in this regard."

One ratio that has been getting a lot of attention lately in the banking industry is the Texas Ratio, which measures NPAs as a percent of a bank's capital plus its ALLL. The higher the Texas Ratio, therefore, the more credit problems there are. "A year ago, on March 31, 2009, INB's Texas Ratio was 36%," Fewel said. "Today it is 27%, which represents solid improvement in our credit quality in one year. Our goal is to once again get it under 10%." Fewel added, "For point of reference, at the end of 2009, the average Texas Ratio for banks headquartered in the State of Washington was 100.1%."

Total revenue for the Company was $4.59 million during the first quarter, representing an increase of $621 thousand, or 15.7%, over the first quarter of 2009. Total revenue is defined as net interest income plus noninterest income.

Core deposits (all deposits except certificates of deposit) ended the quarter at $181.3 million. This represented an increase of $16.6 million, or 10.1%, over year-end 2009 core deposits of $164.7 million. On March 31, 2009 core deposits were $150.1 million. "We are pleased with our growth in core deposits, which grew $31 million, or nearly 21% year over year," Fewel commented. "We believe this is a direct result of our outstanding employees who are dedicated to exceeding customer expectations on a daily basis.  In addition, the Bank's significant investment in state-of-the-art free standing branches over the last five years has measurably enhanced INB's image and convenience throughout the Inland Northwest."

Fewel went on to say, "While the first quarter of 2010 was a good quarter for us, representing a marked improvement over the previous five quarters, we are mindful of the fact that the recession is not over in the Inland Northwest.  We continue to see many businesses and individuals struggling with the effects of the poor economy. Historically, our region has tended to lag the national economy by six to eighteen months, so we expect that it will be 2011 before meaningful gains are realized here."

Northwest Bancorporation, Inc. is the parent of Inland Northwest Bank (INB), a Washington state-chartered bank headquartered in Spokane, Washington.  INB operates seven branches in Spokane County, Washington, and four branches in North Idaho (Kootenai County).  INB specializes in meeting the financial needs of individuals and small to medium-sized businesses, including professional corporations, by providing a full line of commercial, retail, mortgage and private banking products and services.  The Company's stock is quoted on the OTC Bulletin Board, http://www.otcbb.com/, and by other financial reporting services under the symbol "NBCT."

Forward-Looking Statements

This release contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about the Company's plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts and pertain to the Company's future operating results.  When used in this report, the words "expects," "anticipates,'' ''intends,'' ''plans,'' ''believes,'' ''seeks,'' ''estimates'' and similar expressions are generally intended to identify forward-looking statements.  These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties.  These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in the Company's loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for the Company's loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment. These risks and other factors are described in greater detail in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Item 1A. Risk Factors section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.  Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:  Northwest Bancorporation, Inc.
          Randall L. Fewel, President and CEO
            (509) 462-3600
          Holly Poquette, Chief Financial Officer
            (509) 456-8888